                                                                    EXHIBIT 4.28

                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                        TEAM COMMUNICATIONS GROUP, INC.,

                                       AND

                               VMR LUXEMBOURG S.A.



                            DATED AS OF JULY 26, 1999




                                TABLE OF CONTENTS
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                                                                                                                                PAGE
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
ARTICLE I            PURCHASE AND SALE OF THE SECURITIES...........................................................................1

1.1        Purchase and Sale.......................................................................................................1

ARTICLE II           REPRESENTATIONS AND WARRANTIES................................................................................2

2.1        Representations, Warranties and Agreements of the Company...............................................................2

2.2        Representations and Warranties of the Purchaser.........................................................................8

ARTICLE III          OTHER AGREEMENTS OF THE PARTIES...............................................................................9

3.1        Transfer Restrictions...................................................................................................9

3.2        Stop Transfer Orders; Suspension of Qualification......................................................................10

3.3        Furnishing of Information..............................................................................................10

3.4        Blue Sky Laws..........................................................................................................11

3.5        Integration............................................................................................................11

3.6        Certain Agreements.....................................................................................................11

3.7        Listing and Reservation of Underlying Shares; Compliance with Law......................................................11

3.8        Notice of Breaches.....................................................................................................12

3.9        Conversion Obligations of the Company..................................................................................12

3.10       Use of Proceeds........................................................................................................12

3.11       Indemnification........................................................................................................12

3.12       Subsequent Sales and Registrations.....................................................................................14

3.13       Incorporation of the Debentures By Reference...........................................................................14

3.14       Prohibition Against Certain Securities Issuances.......................................................................14

ARTICLE IV           CONDITIONS...................................................................................................15

4.1        Conditions Precedent to Sale of the Securities.........................................................................15

ARTICLE V            MISCELLANEOUS................................................................................................17

5.1        Fees and Expenses......................................................................................................17

5.2        Entire Agreement; Amendments...........................................................................................17

5.3        Notices................................................................................................................18

5.4        Amendments; Waivers....................................................................................................18

5.5        Headings...............................................................................................................18

5.6        Successors and Assigns.................................................................................................18

5.7        No Third Party Beneficiaries...........................................................................................19

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

5.8        Governing Law..........................................................................................................19

5.9        Survival...............................................................................................................19

5.10       Execution..............................................................................................................19

5.11       Publicity..............................................................................................................19

5.12       Consent to Jurisdiction; Attorneys' Fees...............................................................................19

5.13       Waiver of Jury Trial...................................................................................................20

5.14       Severability...........................................................................................................20

5.15       Remedies...............................................................................................................21

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

SCHEDULES AND EXHIBITS

Schedule 1          -    Purchaser of Securities
Schedule 2.1(a)     -    Organization and Qualification; Subsidiaries
Schedule 2.1(c)(i)  -    Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(c)(ii) -    Notice with Respect to Listing
Schedule 2.1(f)     -    Consents and Approvals
Schedule 2.1(g)     -    Litigation; Proceedings
Schedule 2.1(r)     -    Registration Rights; Rights of Participation
Schedule 2.1(s)     -    Title
Schedule 2.1(y)     -    Year 2000 Compliance
Schedule 3.10       -    Use of Proceeds

Exhibit A           -    Debentures
Exhibit B           -    Registration Rights Agreement
Exhibit C           -    Transfer Agents Instructions

                          SECURITIES PURCHASE AGREEMENT


               SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 26, 1999, among Team Communications Group, Inc., a California corporation (the "Company"), and VMR Luxembourg S.A., Chateau Woltz, 34 Rue Neuve, Remich, L5560 Luxembourg, referred to herein as the "Purchaser."

               WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to acquire from the Company, up to $1,200,000 aggregate principal amount of 12% Convertible Debentures due November 30, 1999 of the Company (the "Debentures") convertible into shares (the "Underlying Shares") of common stock, no par value per share, of the Company (the "Common Stock"). The Debentures and the Underlying Shares are referred to herein as the "Securities."

               NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF THE SECURITIES

               1.1 Purchase and Sale.

                       (a) Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company (i) up to an aggregate principal amount of $1,200,000 of Debentures.

                       (b) The Debentures shall be substantially in the form annexed hereto as Exhibit A.

               1.2 The Closing.

                              (i) The closing of the purchase and sale of the Securities (as defined below) (the "Closing") shall take place at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor, East Tower, Beverly Hills, CA 90212, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate principal amount of $1,200,000 of Debentures for an aggregate purchase price of $1,200,000 (the "Purchase Price").

                              (ii) At the Closing (a) the Company shall deliver to the Purchaser (1) Debentures (in definitive form) in the denominations specified on Schedule 1 attached hereto, each registered in the name of such Purchaser, and (2) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and among the Company and the Purchaser, in the form of Exhibit B annexed hereto (the "Registration Rights Agreement"), and (b) the Purchaser shall deliver to the Company the Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

                       (a) Organization and Qualification; Subsidiaries. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Debentures or any of the other Transaction Documents (as defined below), (y) have or result in a material adverse effect on the results of operations, assets, prospects (insofar as such prospects may reasonably be foreseen) or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document, including, without limitation, the Company's obligations under Section
3.7 hereof (any of (x), (y) or (z), being a "Material Adverse Effect").

                       (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement and the Debentures and the Security Agreement (as defined below) are collectively referred to as the "Transaction Documents." The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational documents.

                       (c) Capitalization; Rights to Acquire Capital Stock. On the date hereof, the authorized capital of the Company consists of (i) 18,000,000 shares of Common Stock, no par value, of which [________] are issued and outstanding and (ii) 2,000,000 shares of preferred stock, no par value, none of which have been issued. Schedule 2.1(c)(i) hereto sets forth the options, warrants and convertible securities of the Company (the "Derivative Securities") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities. All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. No shares of the capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. To the best knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Common Stock is quoted and is listed for trading on The Nasdaq Small-Cap Market. Except as described on Schedule 2.1(c)(ii), the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing. After giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

                       (d) Issuance of Securities. The Debentures have been duly authorized for issuance, and when duly executed and delivered by the Company in accordance with this Agreement, shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has and, at the Closing Date will have and at all times while the Debentures are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock as may be necessary to effect conversion of the Debentures. The shares of Common Stock issuable upon conversion of the Debentures are referred to herein as the "Underlying Shares." When issued in accordance with the Debentures, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens.

                       (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its articles of incorporation, bylaws or other organizational documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(e), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, or (iv) except as set forth in the Security Agreement, result in the creation of imposition of a Lien upon any of the Securities or any of the assets of the Company, or any of its Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), except in the case of each of clauses
(ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

                       (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Registration Statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to The Nasdaq Small-Cap Market for the listing of the Underlying Shares with The Nasdaq Small-Cap Market (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals"), and (v) any filings required pursuant to the Security Agreement.

                       (g) Litigation; Proceedings. Except as specifically set forth in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or Affiliates or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                       (h) No Default or Violation. Except as set forth in
Schedule 2.1(h), neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                       (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

                       (j) Private Offering. The Company and to the best of the Company's knowledge, all Persons acting on its behalf have not made, and will not make, offers or sales of the Debentures and any securities that might be integrated with offers and sales of the Debentures and the Warrants, except to "accredited investors" (as defined in Regulation D ("Regulation D") under the Securities Act) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Company to the Purchasers of the Debentures and the Underlying Shares, as the case may be, is exempt from the registration requirements of the Securities Act.

                       (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis or received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of the Subsidiaries is in breach of any agreement where such breach could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended March 31, 1999, there has been no event, occurrence or development that has had a or could reasonably be expected to have a Material Adverse Effect which has not been specifically disclosed to the Purchaser by the Company.

                       (l) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                       (m) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchaser, its employees, officers, directors, agents, and partners, and its Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

                       (n) Solicitation Materials. The Company has not distributed any offering materials in connection with the offering and sale of the Securities. The Company confirms that it has not provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                       (o) Exclusivity. Other than as provided in Section 3.4 herein, the Company shall not issue and sell Debentures to any Person other than the Purchaser pursuant to this Agreement other than with the prior written consent of the Purchaser.

                       (p) Patents and Trademarks. The Company has sufficient title and ownership of all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights that are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and such business does not and would not conflict with or constitute an infringement on such rights of others.

                       (q) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Debentures may result in dilution of the outstanding shares of Common Stock; which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Underlying Shares upon conversion of the Debentures is unconditional and absolute regardless of the effect of any such dilution.

                       (r) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggyback" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

                       (s) Title. Except as disclosed in Schedule 2.1(s), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company or the Subsidiaries, in each case free and clear of all liens, except for liens, claims or encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries. Any real property and facilities held under lease by the Company or the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries.

                       (t) Security. The Security Agreement of even date hereunder between Company and Purchaser (the "Security Agreement") has been executed by Company and all filings, recordings and other actions which are necessary to establish, preserve and perfect a first priority security interest on all of the existing and future assets of Company (except as expressly set forth therein) shall have occurred and evidence, satisfactory in form and substance to Purchaser's special counsel, that all required filings and recordings have been made and liens have been created in favor of Purchaser, shall have been delivered to Purchaser, including UCC-1 Financing Statements for filing in California.

                       (u) Solvency. As of the date hereof and giving effect to the making of the loan referenced herein, Company (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

                       (v) Permits. The Company and the Subsidiaries possess all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                       (w) Employment Matters. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred and expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                       (x) Insurance. The Company and each Subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards. Neither the Company nor any Subsidiary has received notice from, and has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

                       (y) Taxes. All applicable tax returns required to be filed by the Company and each of the Subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, the Subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or the Subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate or individually have a Material Adverse Effect.

                       (z) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any securities under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, as applicable. The Company has not conducted any offering that will be integrated with the issuance of the Securities solely for purpose of Rule 4460(i) of The Nasdaq Stock Market, Inc.'s Marketplace Rules.

                       (aa) Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, except as set forth on Schedule 2.1(aa), the Company believes that the computer applications that are currently material to its or any Subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, this Section 2.1(aa) applies only to the Company and the Subsidiaries.

                       (bb) Full Disclosure. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

               2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                       (a) Investment Intent. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration subject to the provisions of this Agreement and the Registration Rights Agreement.

                       (b) Purchaser Status. At the time the Purchaser was offered the Securities, and at the Closing Date, (i) it was and will be, an "accredited investor" (as defined in Regulation D), or (ii) the Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and had and will have so evaluated the merits and risks of such investment. The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.

                       (c) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                       (d) Reliance. The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                       The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby or the other Transaction Documents other than those specifically set forth in this Section 2.2.


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

                3.1 Transfer Restrictions.

                       (a) If the Purchaser should decide to dispose of any Debentures (and upon conversion thereof any of the Underlying Shares) held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by the Purchaser to an Affiliate of the Purchaser or any transfer among any such Affiliates, provided that transferee certifies in writing to the Company that it is an "accredited investor" (as defined in Regulation D). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

                       (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

               The Underlying Shares issuable upon conversion of the Debentures shall not contain the legend set forth above if such conversion or exercise occurs at any time while the Registration Statement is effective under the Securities Act or in the event there is not an effective Registration Statement at such time, if in the written opinion of counsel to the Company (such opinion to be furnished at the sole expenses of the Company at the request of the Purchaser) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares free from such legend at such time as such legend is no longer required hereunder.

               3.2 Stop Transfer Orders; Suspension of Qualification. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               3.3 Furnishing of Information. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1.

Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

               3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date.

               3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of any or all of such securities to the Purchaser.

               3.6 Certain Agreements. As long as the Purchaser owns Debentures, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Debentures then outstanding, (i) amend its articles of incorporation, bylaws or other organizational documents so as to adversely affect any rights of the Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock as would adversely affect the rights of the Purchaser hereunder or under the Debentures; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; or (iv) enter into any agreement with respect to any of the foregoing.

                3.7 Listing and Reservation of Underlying Shares; Compliance with Law.

                       (a) The Company shall (i) not later than the fifth Business Day following the Closing Date prepare and file with The Nasdaq Small-Cap Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to The Nasdaq Small-Cap Market covering and listing a sufficient number of shares of Common Stock to cover the maximum number of Underlying Shares issuable, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in The Nasdaq Small Cap Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such market. As used herein, "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                       (b) The Company shall at all times have authorized and reserved for issuance upon conversion of the Debentures a sufficient number of shares of Common Stock to provided for the conversion of the Debentures.

                       (c) The Company shall notify the Commission and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

                       (d) Until at least two (2) years after the last of the Debentures has been converted into Underlying Shares (i) the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Act and Exchange Act, except as permitted herein and (ii) the Company will take all action within its power to continue the listing or trading of its Common Stock on The Nasdaq Small-Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and The Nasdaq Stock Market.

                3.8 Notice of Breaches.

                       (a) Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement, the Debentures or the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to any Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by any party pursuant to this Section 3.8 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

                       (b) Notwithstanding the generality of Section 3.8(a), the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby, by the Debentures, and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Purchaser a copy of any written statement in support of or relating to such claim or notice.

               3.9 Conversion Obligations of the Company. The Company covenants to convert Debentures and to deliver the Underlying Shares in accordance with the terms and conditions and within the time period set forth in the Debentures.

               3.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities primarily to finance the Company's obligations to the Discovery Channel (or its affiliates) with respect to the "Call of the Wild" television series. Any remaining balance will be used for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings outside the normal course of business, including, without limitation, any obligation or liability of any kind whatsoever owed to a shareholder, officer or director of the Company, or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

               3.11 Indemnification. The Company also will indemnify and hold the Purchaser harmless against any and all losses, claims, damages or liabilities to any such Person (including, without limitation, in connection with any action, proceeding or investigation brought by or against any such Person, including by shareholders of the Company) in connection with or as a result of any matter referred to in this Transaction Documents, including, without limitation, for any misrepresentation by the Company, for breaches of representations and warranties contained in any of the Transaction Documents, and for any breach, non-compliance or nonfulfillment by the Company of any covenant, agreement or undertaking to be complied with or performed by it contained in or pursuant to the Transaction Documents. If for any reason the foregoing indemnification is unavailable to the Purchaser or is insufficient to hold such Person harmless, then the Company shall contribute to the amount paid or payable by the Purchaser as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its shareholders on the one hand and the Purchaser on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Company and the Purchaser with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchaser and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser, any such affiliate and any such Person. The Company also agrees that neither the Purchaser nor any of such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of, or knowing breach of this Agreement by, the Purchaser. Promptly after receipt by the Purchaser or any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the Company and the Company's counsel in the defense of such claim or action. The Purchaser understands that the Company shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the Company does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the Company so long as the Company is reasonably contesting or defending the same in good faith. The Company shall not compromise, settle or discharge any claim or action without the Purchaser's consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any violation of any law against the indemnified party and the sole relief is monetary damages paid in full by the Company. The provisions of this Section 3.11 shall survive any termination or completion of the Transaction Documents.

                3.12 Subsequent Sales and Registrations.

                       (a) Until the later of (i) 180 days after the Closing Date and (ii) 60 days after all Underlying Shares have been registered under the Securities Act pursuant to an effective registration statement, the Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or instrument and, if such security or instrument contains a conversion feature, at a conversion price that is less than the market price of the Common Stock at the time of issuance of such security or instrument, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company (including any stock options plans which are restated after the date hereof), (ii) shares issued upon exercise of any currently outstanding warrants disclosed in Schedule 2.1(c)(i), and (iii) shares of Common Stock issued upon conversion of Debentures.

                       (b) Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days (as defined in the Debentures) after the dates that any registration statement relating to the Securities is declared effective by the Commission, without the prior written consent of the Purchaser, register for resale any of its Affiliates' equity or equity-equivalent securities, except for securities sold pursuant to the Company's employee benefit plans. Any days that the Purchaser is unable to sell Underlying Shares under the Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

               3.13 Incorporation of the Debentures By Reference. The Debentures are hereby incorporated herein by reference and made a part hereof.

               3.14 Prohibition Against Certain Securities Issuances. Without prior written consent of the Purchaser, which consent may not be unreasonably withheld, the Company will not incur any additional indebtedness or issue any shares of its common stock prior to the conversion of the Debentures; provided however (i) with respect to stock issuances, the foregoing shall not affect (a) the contemplated offering on the Neuer Market in Germany, (b) the issuance of shares pursuant to the Company's stock option plan or other outstanding options and warrants; and (c) the conversion of any existing debt into shares of common stock at a price per share not less than average of the closing bid price of the Company's Common Stock as quoted on the Nasdaq Small Cap Market for the five (5) trading days prior to the date of issuance (and in connection therewith such holders shall have the one-time right to have their shares registered in a demand offering that does not interfere with this offering, (c) any production financing indebtedness incurred in the ordinary course. All proceeds from any issue of any debt or equity, other production financing or equity which is being issued as a result of a previously-issued convertible security, shall be first used to repay the principal amount of the Debentures, plus any accrued and unpaid interest.

                                   ARTICLE IV

                                   CONDITIONS

               4.1 Conditions Precedent to Sale of the Securities.

                       (a) Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation of the Company to sell the Securities hereunder is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                              (i) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

                              (ii) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

                              (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                       (b) Conditions Precedent to the Obligation of the Purchaser to Purchase the Securities. The obligation of each Purchaser hereunder to acquire and pay for the Securities is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

                              (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                              (ii) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

                              (iii)   No Injunction. No statute, rule,
        regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Debentures or the Registration Rights Agreement;

                              (iv) Adverse Changes. Since the date of the financial statements included in the SEC Document last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition of the Company shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                              (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on The Nasdaq Small Cap Market which suspension shall remain in effect;

                              (vi) Listing of Common Stock. The Company shall have filed a listing application to list the Underlying Shares for trading on The Nasdaq Small Cap Market;

                              (vii) Legal Opinion. The Company shall have delivered to the Purchaser the opinion of Kelly Lytton Mintz & Vann LLP, outside counsel to the Company, in substantially the form annexed hereto as Exhibit C;

                              (viii) Required Approvals. All Required Approvals shall have been obtained;

                              (ix) UCC-1. The Company shall deliver to Purchaser an executed UCC-1 Financing Statement for filing with the Secretary of State of California (and an additional executed UCC-1 Financing Statement for filing with the County of Los Angeles, California, if required), granting Purchaser with a first lien over all of the tangible and intangible assets of the Company as security for repayment of the Debenture. The Purchaser hereby consents to allow the Company to grant a superior lien to future project finance lenders over those specific properties which are the subject of that project finance, provided that upon the satisfaction of such project finance lien, Purchaser's lien will be extended to cover such properties.

                              (x) Shares of Common Stock. On or prior to the Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Debentures;

                              (xi) Delivery of Debentures. The Company shall have delivered to the Purchaser or such Purchaser's designee, the Debentures registered in the name of the Purchaser, each in form satisfactory to the Purchaser;

                              (xii) Other Agreements. The Company shall have executed and delivered the Registration Rights Agreement, the Debenture and the Security Agreement, and shall have performed all obligations required to be performed by it as of the Closing Date;

                              (xiii) Change of Control. No Change of Control shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                              (xiv) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D annexed hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

                              (xv) Officer's Certificate. On the Closing Date the Company shall deliver to the Purchaser an Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date.


                                    ARTICLE V

                                  MISCELLANEOUS

                 5.1 Fees and Expenses.

                       (a) Out of the proceeds hereto, the Company shall pay the reasonable legal fees and expenses of Freshman, Marantz, Orlanski Cooper & Klein, counsel for the Purchaser, incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, which legal fees shall not exceed $10,000 in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant to the Transaction Documents.

                       (b) Out of the proceeds hereto, the Company shall pay Value Management and Research, A.G. at the Closing a fee equal to 5.5% of the aggregate principal amount of Debentures sold at such closing, of which 1.5% shall be paid on behalf of Century City Securities, Inc. Value Management and Research, A.G. is an intended third-party beneficiary of this Section 5.1(b).

               5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

               5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Los Angeles time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Los Angeles time, on any date and earlier than 11:59 p.m., Los Angeles time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Purchaser at its address set forth under its name on
Schedule 1 attached hereto, or with respect to the Company, addressed to:

                              Team Communications Group, Inc.
                              12300 Wilshire Boulevard, #400
                              Los Angeles, California  90025
                              Attention:  Drew S. Levin
                              Telephone No.:  (310) 442-3500
                              Facsimile No.:   (310) 442-3501

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Purchaser shall be sent to Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor, East Tower, Beverly Hills, CA 90212, Attention: Thomas Poletti, Esq., Facsimile No.:
(310) 274-8357. Copies of notices to the Company shall be sent to Kelly Lytton Mintz & Vann LLP, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067, Attention: Bruce Vann Esq., Facsimile No.: (310) 277-5953.

               5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to the Purchaser which consents to such amendment or waiver.

               5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit the Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

               5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and Value Management Research, A.G. and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

               5.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Securities pursuant to this Agreement and the Closing hereunder and any conversion of the Debentures.

               5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

               5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other Party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of the Purchaser without the Purchaser's prior written consent unless otherwise required by law, in which case the Company shall inform the Purchaser of such disclosure in writing prior to making such disclosure.

               5.12 Consent to Jurisdiction; Attorneys' Fees.

                       (a) The Company (including, but not limited to, its affiliates, subsidiaries, officers, directors and controlling persons) and the Purchaser hereby (i) irrevocably submits to the exclusive jurisdiction of any California State court or Federal court sitting in the County of Los Angeles, The City of Los Angeles in any action related to, connected with or arising out of, in whole or in part, the Transaction Documents, including, but not limited to, transactions in the securities of the Company subsequent to the purchase by the Purchaser or Persons claimed to be affiliated with the Purchaser, (ii) agrees that all claims in such action shall be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consents to the service of process by certified mail, return receipt requested. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                       (b) In connection with any dispute between the Company and the Purchaser, related to, connected with or arising out of, in whole or in part, the Transaction Documents including, but not limited to, transactions in the securities of the Company subsequent to the purchase, by the Purchaser or Persons claimed to be affiliated to a Purchaser, the prevailing party shall be awarded all reasonable attorneys' fees and expenses incurred by it. In that connection fees and expenses actually paid by a party in connection with the litigation of any dispute shall be deemed presumably reasonable.

                       (c) In the event that the Purchaser or any Person claimed to be affiliated or associated with the Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including shareholders of the Company, in connection with or as a result of any matter referred to in the Transaction Documents, the Company will reimburse the Purchaser and/or those claimed to be affiliated or associated with the Purchaser for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred; provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Purchaser is not the prevailing party then in that event, the Purchaser and/or any other Person having received such advances of fees and expenses shall reimburse the Company in full for the sums advanced.

                       (d) The provisions of this Section 5.12 shall survive any termination or completion of the Transaction Documents.

               5.13 Waiver of Jury Trial.

                       (a) The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to the Transaction Documents, or the transactions contemplated by the Transaction Documents, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section
5.13 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of any of the Transaction Documents or any provision hereof or thereof. The waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any of the Transaction Documents.

                       (b) The provisions of this Section 5.13 shall survive any termination or completion of the Transaction Documents.

               5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under the Transaction Documents and injunctive relief. Each of the Company and the Purchaser (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation or injunctive relief the defense that a remedy at law would be adequate.

               IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                      TEAM COMMUNICATIONS GROUP, INC.


                                       By /s/ DREW S. LEVIN
                                          --------------------------------------
                                         Name: Drew S. Levin
                                               ---------------------------------
                                         Title: CEO
                                                --------------------------------


                                      VMR LUXEMBOURG S.A.



                                       By /s/ FLORIAN HOMM
                                          --------------------------------------
                                         Name: Florian Homm
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                   SCHEDULE 1



                                                    PRINCIPAL AMOUNT OF
                                                    DEBENTURES PURCHASED
        NAME OF INVESTOR                             IN INITIAL CLOSING
---------------------------------             --------------------------------
VMR Luxembourg S.A.                                     $ 1,200,000